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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM

                                 June 21, 1999

Commerce One, Inc.
1600 Rivera Avenue
Walnut Creek, California

        RE:    REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") on April 26, 1999 (Registration No. 333-76987), as amended by Amendment Nos. 1, 2, 3, 4 and 5 thereto filed with the SEC on May 20, 1999, June 7, 1999, June 9, 1999, June 14, 1999, and June 21,
1999, respectively (the "Registration Statement"), in connection with registration under the Securities Act of 1933, as amended, of up to 3,300,000 shares of your Common Stock, par value $0.0001 and an over-allotment option granted to the underwriters of the offering to purchase up to 495,000 shares from you (collectively, the "Shares"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

    It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,


                                          /s/ Wilson Sonsini Goodrich & Rosati


                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation